Exhibit 10.2

                    THIRD AMENDMENT TO THE HOLDINGS GUARANTY


      THIRD AMENDMENT TO THE HOLDINGS GUARANTY (the "Amendment"), dated as of April 12, 2002, among TRENWICK GROUP LTD., a company organized under the laws of Bermuda ("Holdings") and the Banks party to the Credit Agreement referred to below. Unless otherwise defined herein, capitalized terms used herein and defined in the Holdings Guaranty referred to below are used herein as so defined.

                              W I T N E S S E T H :
                               - - - - - - - - - -

      WHEREAS, Trenwick America Corporation, a Delaware corporation (the "Borrower"), Trenwick Holdings Ltd., a company organized under the laws of the United Kingdom (the "Account Party"), the lending institutions from time to time party thereto (each a "Bank" and, collectively, the "Banks"), Wachovia Bank, National Association (f/k/a First Union National Bank), as Syndication Agent (the "Syndication Agent"), Fleet National Bank, as Documentation Agent (the "Documentation Agent"), and JPMorgan Chase Bank (f/k/a The Chase Manhattan
Bank), as Administrative Agent (the "Administrative Agent"), are party to a Credit Agreement, dated as of November 24, 1999 and amended and restated as of September 27, 2000 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

      WHEREAS, Holdings and the Administrative Agent entered into a Holdings Guaranty, dated as of September 27, 2000 (as the same has been amended, modified or supplemented to, but not including, the date hereof, the "Holdings Guaranty") in order to induce the Banks to make Loans to the Borrower and issue Letters of Credit for the account of the Account Party and Guaranteed Creditors (and Lending Affiliates thereof) to enter into Interest Rate Protection Agreements and Other Hedging Agreements with the Borrower and/or the Account Party; and

      WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend the Holdings Guaranty as provided herein;

      NOW, THEREFORE, it is agreed;

A.    Amendments

      1. Article 3 of the Holdings Guaranty is hereby amended by inserting the following new Section 3.13 immediately following Section 3.12 thereof:

      "3.13 Pledge Agreement. No later than 30 days following the Third Amendment Effective Date, (a) Holdings and LaSalle Re Holdings shall have delivered a Pledge Agreement, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the



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capital stock of LaSalle Re Holdings and LaSalle Re shall be duly pledged to the
Collateral Agent and (b) the Collateral Agent shall have received the certificates representing the shares of certificated capital stock of LaSalle Re Holdings and LaSalle Re pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken."

      2. Section 4.03 of the Holdings Guaranty is hereby amended by (i) deleting the word "and" appearing at the end of clause (l) thereof, (ii) deleting the period at the end of clause (m) thereof and inserting the text "; and" in lieu thereof and (iii) inserting the following new clause (n) immediately following the end of clause (m):

      "(n) Liens created by the Pledge Agreement."

      3. Section 4.08(b) of the Holdings Guaranty is hereby amended by (i) deleting the word "and" appearing at the end of clause (i) thereof and (ii) inserting the text "and (iii) as otherwise permitted pursuant to this Agreement" immediately preceding the period at the end of said Section.

      4. Section 4.13 of the Holdings Guaranty is hereby amended to read in its entirety as follows:

            "4.13 Interest Coverage Ratio. Holdings will not permit the Interest Coverage Ratio for any Test Period ending during a period set forth below to be less than the ratio set forth opposite such period below:

                   Period                                              Ratio
                   ------                                              -----
      Fiscal Year ending 12/31/00                                    2.50:1.00

      Fiscal Quarter ending 9/30/01                                  2.75:1.00

      Fiscal Quarter ending 12/31/01                                 1.50:1.00

      Fiscal Quarter ending 3/31/02                                  1.25:1.00

      Fiscal Quarter ending 6/30/02                                  1.50:1.00

      Fiscal Quarter ending 9/30/02                                  1.75:1.00

      Thereafter                                                     2.50:1.00"

      5. Section 4.16 of the Holdings Guaranty is hereby amended to read in its entirety as follows:


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            "4.16 Minimum Consolidated Tangible Net Worth. Holdings will not permit its Consolidated Tangible Net Worth at any time to be less than the sum of (i) $560,000,000, plus (ii) 50% of Consolidated Net Income (if positive) from and after October 1, 2000 to the last day of the then most recently ended fiscal quarter; provided that (A) during the period from the Second Amendment Effective Date to the Third Amendment Effective Date, Holdings will not permit its Consolidated Tangible Net Worth at any time to be less than the sum of (i) $425,000,000, plus (ii) 50% of Consolidated Net Income (if positive) from an after October 1, 2001 to the last day of the most recently ended fiscal quarter and (B) during the period from the Third Amendment Effective Date to December 31, 2002, Holdings will not permit its Consolidated Tangible Net Worth at any time to be less than the sum of (i) during a period set forth below, the amount set forth opposite such period, plus (ii) 50% of Consolidated Net Income (if positive) from and after October 1, 2001 to the last day of the most recently ended fiscal quarter:

                           Period                                  Amount
                           ------                                  ------
            Third Amendment Effective Date to Quarterly         $450,000,000
            Compliance Date for Fiscal Quarter ending 3/31/02

            Quarterly Compliance Date for Fiscal Quarter        $475,000,000
            ending 3/31/02 to Quarterly Compliance Date for Fiscal Quarter ending 6/30/02

            Quarterly Compliance Date for Fiscal Quarter        $525,000,000
            ending 6/30/02 to Quarterly Compliance Date for Fiscal Quarter ending 9/30/02

            Quarterly Compliance Date for Fiscal Quarter        $550,000,000
            ending 9/30/02 to 12/31/02

      6. The definition of the term "Applicable Margin" contained in Schedule I to the Holdings Guaranty is hereby amended to read in its entirety as follows:

            "Applicable Margin" shall mean, for any day, the rate per annum set forth below opposite the Applicable Period then in effect:

                                                Applicable Margin
                                       ---------------------------------------
            Applicable Period          Eurodollar Loans        Base Rate Loans
            -----------------          ----------------        ---------------

            Category A Period                1.10%                 0.00%
            Category B Period                1.30%                 0.05%
            Category C Period                1.50%                 0.25%
            Category D Period                2.00%                 0.75%
            Category E Period                3.50%                 2.25%
            Category F Period                4.25%                 3.00%



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      ; provided that, solely for the purpose of the Term Loans, each Applicable
      Margin shall be increased by the rate per annum set forth below during the period set forth opposite such rate per annum:

                          Period                                      Percentage
                          ------                                      ----------
            July 1, 2002 through September 30, 2002                      0.50%
            October 1, 2002 through December 31, 2002                    1.00%
            January 1, 2003 through March 31, 2003                       1.50%
            April 1, 2003 and thereafter                                 2.00%."


      7. The definition of the term "Consolidated Net Worth" contained in
Schedule I the Holdings Guaranty is hereby amended to read in its entirety as follows:

            "Consolidated Net Worth" shall mean, with respect to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries (but, for purposes of determining compliance with Sections 4.12 and 4.16 of the Holdings Guaranty, without any deduction for any minority interest in LaSalle Re Holdings represented by the LaSalle Preferred Stock).

      8. The definition of the term "Credit Documents" contained in Schedule I to the Holdings Guaranty is hereby amended to read in its entirety as follows:

            "Credit Documents" shall mean the Credit Agreement, the Holdings Guaranty, the Notes, the Subsidiary Guaranty and the Pledge Agreement.

      9. The definition of the term "Holdings Cash Flow" contained in Schedule I to the Holdings Guaranty is hereby amended to read in its entirety as follows:

            "Holdings Cash Flow" shall mean, for any period, the sum of (i) for each Specified Regulated Insurance Company, the aggregate amount of ordinary dividends which such Specified Regulated Insurance Company could pay to its parent corporation under Legal Requirements as of the last day of such period (determined as if (x) such Specified Regulated Insurance Company had not paid any ordinary dividends during such period and (y) each Subsidiary of such Specified Regulated Insurance Company which is a Regulated Insurance Company had paid dividends to its parent corporation during such period in an amount equal to the maximum amount of dividends payable by such Subsidiary during such period under applicable Legal Requirements) plus the aggregate amount of any extraordinary dividends actually paid by such Specified Regulated Insurance Company to its parent corporation during such period, (ii) for each Specified Foreign or Non-Regulated Company, (x) the greater of (A) zero and (B) the EBITDA of


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      such Specified Foreign or Non-Regulated Company for such period, minus (y)
      the amount of capital contributions and intercompany loans made by Holdings, the Borrower or any Specified Regulated Insurance Company to such Specified Foreign or Non-Regulated Company on or after October 1,
      2001 (excluding up to $75 million in cash paid to Lloyd's pursuant to a cash call related to the close of the 1999 year of accounts with Lloyd's),
      (iii) tax sharing payments made by Regulated Insurance Companies which are Domestic Subsidiaries directly to Holdings or any Specified Non-Regulated Company during such period (less cash taxes paid by Holdings during such period), and (iv) payments during such period of principal and interest on surplus notes issued by Regulated Insurance Companies which are Domestic Subsidiaries to Holdings or any Specified Non-Regulated Company."

      10. The definition of "Quarterly Compliance Date" contained in Schedule I to the Holdings Guaranty is hereby amended to read in its entirety as follows:

            "Quarterly Compliance Date" shall mean, for any fiscal quarter, the earlier of (i) 45 days after the end of such fiscal quarter and (ii) the date on which Holdings delivers to each Bank the compliance certificate for such fiscal quarter in accordance with Section 3.01(d) of the Holdings Guaranty.

      11. Schedule I to the Holdings Guaranty is hereby amended by inserting the following defined terms in the appropriate alphabetical order:

            "Additional Fee Date" shall mean, each of, September 30, 2002, June 30, 2003 and June 30, 2004."

            "Collateral" shall have the meaning assigned that term in the Pledge Agreement.

            "Collateral Agent" shall mean JPMorgan Chase Bank, as successor to The Chase Manhattan Bank, in its capacity as Collateral Agent for the Banks under the Credit Documents, and shall include any successor to the Collateral Agent.

            "L/C Exposure Reduction Amount" shall mean, for each Additional Fee Date, a reduction in the aggregate Stated Amount of all outstanding Letters of Credit as of Third Amendment Effective Date by an amount equal to the product of the percentage set forth opposite such Additional Fee Date and the aggregate Stated Amount of all outstanding Letters of Credit as of the Third Amendment Effective Date:

            Additional Fee Date                                     Percentage
            -------------------                                     ----------
             September 30, 2002                                        40%
               June 30, 2003                                           60%
               June 30, 2004                                           80%

            "Pledge Agreement" means the Pledge Agreement to be executed and delivered by Holdings and LaSalle Re Holdings, as the same may be amended, supplemented or otherwise modified from time to time.


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            "Second Amendment Effective Date" shall mean the date the Second
      Amendment to the Credit Agreement and the Second Amendment to the Holdings Guaranty became effective in accordance with their terms.

            "Second Amendment to the Credit Agreement" shall mean the Second Amendment to the Credit Agreement, dated as of November 5, 2001.

            "Second Amendment to the Holdings Guaranty" shall mean the Second Amendment to the Holdings Guaranty, dated as of November 5, 2001.

            "Secured Creditors" shall have the meaning assigned that term in the Pledge Agreement.

            "Term Loan Reduction Amount" shall mean, for each Additional Fee Date, a reduction in the aggregate Principal Amount of Term Loans outstanding on the Third Amendment Effective Date by an amount equal to the product of the percentage set forth opposite such Additional Fee Date and the aggregate Principal Amount of Term Loans outstanding as of Third Amendment Effective Date:

      Additional Fee Date                                         Percentage
      -------------------                                         ----------
       September 30, 2002                                            40%
         June 30, 2003                                               60%
         June 30, 2004                                               80%

            "Third Amendment Effective Date" shall mean the date the Third Amendment to the Credit Agreement and the Third Amendment to the Holdings Guaranty became effective in accordance with their terms.

            "Third Amendment to the Credit Agreement" shall mean the Third Amendment to this Agreement, dated as of April 12, 2002.

            "Third Amendment to the Holdings Guaranty" shall mean the Third Amendment to the Holdings Guaranty, dated as of April 12, 2002.

B.    Miscellaneous Provisions

      1. In order to induce the Banks to enter into this Amendment, Holdings hereby represents and warrants that (i) the representations and warranties of Holdings contained in the Holdings Guaranty are true and correct in all material respects on and as of the Amendment Effective Date (as defined below) (except with respect to any representations and warranties limited by their terms to a specific date, which shall be true and correct in all material respects as of such date), and (ii) there exists no Default or Event of Default under the Credit Agreement on the Amendment Effective Date, in each case after giving effect to this Amendment.

      2. This Amendment is limited as specified and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Holdings Guaranty or any other Credit Document.


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      3. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

      4. This Amendment shall become effective on the date (the "Amendment Effective Date") when (i) Holdings and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Administrative Agent and (ii) the Borrower, the Account Party and the Required Banks have consented to the Third Amendment to the Credit Agreement, dated as of April 12, 2001.

      5. From and after the Amendment Effective Date, all references in the Holdings Guaranty and in the other Credit Documents shall be deemed to be referenced to the Holdings Guaranty as modified hereby.

                                      * * *


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      IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

                                       TRENWICK GROUP LTD.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



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                                       [NAME OF LENDER]


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


        [Signature Page to the Third Amendment to the Holdings Guaranty]